UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2006.

XINHUA CHINA LTD. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-33195 (Commission File Number)	88-0437644 (IRS Employer Identification No.)

A-11 Chaowai Men Property Trade Center Office Building, No. 26 Chaoyangmen Wai St., Chaoyang District, Beijing, P.R. China (Address of principal executive offices)	100020 (Zip Code)

Registrant's telephone number, including area code 86-10-85656588

NA (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2006, Xinhua China Ltd. (the “Company”) and four of the Company’s largest shareholders (Lily Wang, Jianmin Zhou, Hongxing Li, and Derrick Luu) each entered into a binding letter agreement (each, a “Letter Agreement”), whereby each of them agreed that within three business day after the Board of Directors of the Company approved the agreement between the Company and Xinhua Publications Circulation & Distribution Co., Ltd. (“Xinhua C&D”) for the Company to reduce its interest in Xinhua C&D from 56.14% to 7.96%, each of them would surrender for cancellation and return to the Company’s treasury 2,500,000 of the shares of common stock of the Company registered in their respective names for a total of 10,000,000 shares being surrendered and cancelled.  As a result of the surrender and cancellation of such 10,000,000 shares of the Company’s common stock, the total issued and outstanding shares will be reduced from 61,779,765 to 51,779,765.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibits 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Form of Letter Agreement between the Company and shareholder.
Exhibit 99.1	Press Release dated July 26, 2006

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 26, 2006

                                                                                            XINHUA CHINA LTD.

                                                                                            By:       /s/ Clement Wu
                                                                                            Name:  Clement Wu
                                                                                            Title:     CFO and a Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 10.1	Form of Letter Agreement between the Company and shareholder.	4
Exhibit 99.1	Press Release dated July 26, 2006	6